Schedule 10.22
Secured Parties

1. PFK Acquisition Group, LLC became a party to the Security Agreement as of February 21, 2006.

2. Alfred F. Bracher, became a party to the Security Agreement as of February 14, 2006.

3. Howard Goldberg became a party to the Security Agreement as of March 13, 2006.

4. Thomas A. Nicolette became a party to the Security Agreement as of March 24, 2006.

5. Real Path, Inc. became a party to the Security Agreement as of February 14, 2006.

6. Robert Schachter Trust, Diane Schachter, Trustee became a party to the Security Agreement as of February 7, 2006.

7. Harvey Goldberg became a party to the Security Agreement as of March 24, 2006.

8. Larry Chimerine became a party to the Security Agreement as of March 21, 2006.